Exhibit 99.1

April 11, 2013

KROGER SIGNS RENEWAL, EXPANSION AGREEMENTS WITH EPSILON FOR EMAIL MARKETING; ADDS STRATEGIC, CREATIVE AND ANALYTIC SERVICES

Kroger, one of the world’s  largest retailers, serving customers in 2,424 supermarkets and multi-department stores in 31 states under two dozen local banner names including Kroger, City Market, Dillons, Jay C, Food 4 Less, Fry’s, King Soopers, QFC, Ralphs and Smith’s,  has signed a multiyear renewal and expansion agreement with Epsilon, an Alliance Data (NYSE: ADS) company.

Under the terms of the renewal agreement, Epsilon will continue providing permission-based email marketing deployment in support of Kroger’s email program in the United States.
Expanding on the relationship with Kroger, Epsilon will now also provide strategic, creative and analytic services to enhance Kroger’s digital marketing program.

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